EXHIBIT 10.20


                    AMENDED AND RESTATED TERM LOAN AGREEMENT





                            Dated as of June 29, 2001





                                     between





                               SVI SOLUTIONS, INC.


                                       and


                         UNION BANK OF CALIFORNIA, N.A.


                                TABLE OF CONTENTS

                                                                         Page


ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS.................................1
    1.1   Defined Terms....................................................1
    1.2   Use of Defined Terms............................................18
    1.3   Accounting Terms................................................18
    1.4   Exhibits and Schedules..........................................18
    1.5   References to "Borrower and its Subsidiaries"...................18
    1.6   Miscellaneous Terms.............................................18

ARTICLE 2 TERM LOAN.......................................................19
    2.1   Term Loan-General...............................................19
    2.2   Extension of Maturity Date......................................19
    2.3   Optional Termination of Term Loan...............................19

ARTICLE 3 PAYMENTS AND FEES...............................................20
    3.1   Principal and Interest..........................................20
    3.2   Intentionally Omitted...........................................21
    3.3   Loan Extension and Restructuring Fee............................21
    3.4   Financial Consultant Fee........................................21
    3.5   Increased Commitment Costs......................................22
    3.6   Intentionally Omitted...........................................22
    3.7   Late Payments...................................................22
    3.8   Computation of Interest and Fees................................23
    3.9   Non-Banking Days................................................23
    3.10  Manner and Treatment of Payments................................23
    3.11  Intentionally Omitted...........................................24
    3.12  Failure to Charge Not Subsequent Waiver.........................24
    3.13  Intentionally Omitted...........................................24
    3.14  Fee Determination Detail........................................24
    3.15  Survivability...................................................24

ARTICLE 4 REPRESENTATIONS AND WARRANTIES..................................25
    4.1   Existence and Qualification; Power; Compliance With Laws........25
    4.2   Authority; Compliance With Other Agreements and Instruments
             and Government Regulations...................................25
    4.3   No Governmental Approvals Required..............................26
    4.4   Subsidiaries....................................................26
    4.5   Financial Statements............................................27
    4.6   No Other Liabilities; No Material Adverse Changes...............27
    4.7   Title to and Location of Property; Bank Accounts................27
    4.8   Intangible Assets...............................................27
    4.9   Public Utility Holding Company Act..............................28
    4.10  Litigation......................................................28


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    4.11  Binding Obligations.............................................28
    4.12  No Default......................................................28
    4.13  ERISA...........................................................28
    4.14  Regulation U; Investment Company Act............................29
    4.15  Disclosure......................................................29
    4.16  Tax Liability...................................................29
    4.17  Projections and Budget..........................................29
    4.18  Hazardous Materials.............................................29
    4.19  Security Interests..............................................30

ARTICLE 5 AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND
REPORTING REQUIREMENTS)...................................................31
    5.1   Payment of Taxes and Other Potential Liens......................31
    5.2   Preservation of Existence.......................................31
    5.3   Maintenance of Properties.......................................31
    5.4   Maintenance of Insurance........................................31
    5.5   Compliance With Laws............................................31
    5.6   Inspection Rights...............................................32
    5.7   Keeping of Records and Books of Account.........................32
    5.8   Compliance With Agreements......................................32
    5.9   Use of Proceeds.................................................32
    5.10  Hazardous Materials Laws........................................32
    5.11  Future Subsidiaries.............................................33
    5.12  Future Real Property............................................33
    5.13  Bank Accounts...................................................33

ARTICLE 6 NEGATIVE COVENANTS..............................................34
    6.1   Payment of Subordinated Obligations/ICM Notes...................34
    6.2   Disposition of Property.........................................34
    6.3   Mergers.........................................................34
    6.4   Hostile Acquisitions............................................34
    6.5   Acquisitions....................................................35
    6.6   Distributions...................................................35
    6.7   ERISA...........................................................35
    6.8   Change in Nature of Business....................................35
    6.9   Liens and Negative Pledges......................................35
    6.10  Indebtedness and Guaranty Obligations...........................36
    6.11  Transactions with Affiliates....................................36
    6.12  Investments.....................................................36
    6.13  Capital Expenditures............................................37
    6.14  Operating Leases................................................37
    6.15  Subsidiary Indebtedness.........................................37
    6.16  Amendments to Subordinated Obligations..........................38
    6.17  Minimum Book Net Worth..........................................38
    6.18  Minimum Monthly EBITDA..........................................38
    6.19  Additional Mandatory Prepayments................................38
    6.20  Amendments, etc.................................................38


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ARTICLE 7 INFORMATION AND REPORTING REQUIREMENTS..........................39
    7.1   Financial and Business Information..............................39
    7.2   Compliance Certificates.........................................41

ARTICLE 8 CONDITIONS......................................................42
    8.1   The Loans.......................................................42
    8.2   Extension of Maturity Date......................................44
    8.3   Release of Collateral re Softline Transaction...................45

ARTICLE 9 EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT............46
    9.1   Events of Default...............................................46
    9.2   Remedies Upon Event of Default..................................48

ARTICLE 10 [INTENTIONALLY OMITTED]........................................49

ARTICLE 11 MISCELLANEOUS..................................................50
    11.1  Cumulative Remedies; No Waiver..................................50
    11.2  Amendments; Consents............................................50
    11.3  Costs, Expenses and Taxes.......................................50
    11.4  Intentionally Omitted...........................................51
    11.5  Survival of Representations and Warranties......................51
    11.6  Notices.........................................................51
    11.7  Execution of Loan Documents.....................................51
    11.8  Binding Effect; Assignment......................................52
    11.9  Right of Setoff.................................................52
    11.10 Intentionally Omitted...........................................52
    11.11 Indemnity by Borrower...........................................53
    11.12 Nonliability of Lender..........................................54
    11.13 No Third Parties Benefited......................................54
    11.14 Confidentiality.................................................55
    11.15 Further Assurances..............................................55
    11.16 Integration.....................................................55
    11.17 Governing Law; JURISDICTION AND VENUE...........................55
    11.18 Severability of Provisions......................................56
    11.19 Headings........................................................56
    11.20 Time of the Essence.............................................56
    11.21 Intentionally Omitted...........................................56
    11.22 Hazardous Material Indemnity....................................56
    11.23 Waiver of Right to Trial by Jury................................57
    11.24 Purported Oral Amendments.......................................57
    11.25 General Release.................................................58
    11.26 Release of Collateral...........................................58


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Exhibits
--------

A       -      Borrower Security Agreement
B       -      Compliance Certificate
C       -      Pledge Agreement
D       -      Projections
E       -      Budget
F       -      Subsidiary Guaranty
G       -      Subsidiary Security Agreement
H       -      Note
I       -      Copyright Security Agreement
J       -      Patent and Trademark Security Agreement
K       -      Warrant Agreement
L       -      Intercreditor and Collateral Agency Agreement


Schedules
---------

1.1            ICM Notes
4.4            Subsidiaries
4.6            Material Adverse Changes
4.7A           Existing Liens, Negative Pledges and Rights of Others
4.7B           Location of Property
4.7C           Bank Accounts
4.8            Trade Names
4.10           Material Litigation
4.18           Hazardous Materials Matters
6.10           Existing Indebtedness and Guaranty Obligations


                                      -iv-
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                            Dated as of June 29, 2001

         THIS AMENDED AND RESTATED TERM LOAN AGREEMENT is entered into by and between SVI SOLUTIONS, INC., a Delaware corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Lender"), with reference to the following facts:

                                    RECITALS

         A. SVI Holdings, Inc. a Nevada corporation ("Original Borrower") and Lender entered into that certain Loan and Security Agreement (as amended, the "Original Loan Agreement") dated as of July 3, 1999.

         B. Original Borrower merged with and into Borrower effective March 1, 2000, with Borrower as the surviving corporation, all pursuant to the terms of that certain Agreement and Plan of Merger between Borrower and Original Borrower dated February 20, 2001 (the "Merger Agreement"). In accordance with the Merger Agreement and Delaware law, Borrower has succeeded to all of Old Borrower's debts, liabilities and obligations including, without limitation, to Lender under the Original Loan Agreement.

         C. Borrower and Lender have agreed to enter into this amended and restated loan and security agreement dated as of the date hereof which amends and restates the Original Loan Agreement on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "ACQUISITION" means any transaction, or any series of related transactions, consummated after the Closing Date, by which Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through purchase of assets, merger or otherwise, (b) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.

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                  "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to be an Affiliate of such corporation, partnership or other Person.

                  "AGREEMENT" means this Amended and Restated Term Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                  "ALTERNATE BASE RATE" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the Prime Rate in effect on such date.

                  "ALTERNATE BASE RATE MARGIN" means 5% (500 basis points).

                  "BANKING DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday, other than a day on which banks are authorized or required to be closed in California.

                  "BOOK NET WORTH" means, as of any date of determination, the consolidated total assets of Borrower and its Subsidiaries minus the consolidated total liabilities of Borrower and its Subsidiaries, determined in accordance with GAAP, consistently applied.

                  "BORROWER" has the meaning specified in the introduction to this Agreement.

                  "BORROWER SECURITY AGREEMENT" means the amended and restated security agreement to be executed and delivered pursuant to Article 8 by Borrower, in the form of Exhibit A, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "BUDGET" means (i) initially, the profit and loss budget for Borrower's fiscal year ending March 31, 2002, prepared by Borrower and attached hereto as Exhibit E. and (ii) in the event the Maturity Date is extended pursuant to Section 2.2, the profit and loss budget for Borrower's fiscal year ending March 31, 2003, prepared by Borrower and delivered to Lender pursuant to Section 8.2.

                  "CAPITAL EXPENDITURE" means any expenditure by Borrower or any of its Subsidiaries for or related to fixed assets or purchased intangibles that is treated as a capital expenditure under GAAP, including any amount which is required to be treated as an asset subject to a Capital Lease Obligation. The amount of Capital Expenditures in respect of fixed assets purchased or constructed by Borrower or any of its Subsidiaries in any fiscal period shall be net of (a) any net sales proceeds received during such fiscal period by Borrower or such Subsidiary for fixed assets sold by Borrower or such Subsidiary and (b) any casualty insurance proceeds received during such fiscal period by Borrower or such Subsidiary for casualties to fixed assets and applied to the repair or replacement thereof.

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                  "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

                  "CASH" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied.

                  "CASH EQUIVALENTS" means, when used in connection with any Person, that Person's Investments in:

                           (a) Government Securities due within one year after the date of the making of the Investment;

                           (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least AA by Moody's Investors Service, Inc. or AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year from the making of the Investment;

                           (c) certificates of deposit issued by, bank deposits in, Eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by Lender or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

                           (d) certificates of deposit issued by, bank deposits in, Eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by Lender or any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

                           (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                           (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year after the date of the making of the Investment;

                           (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by Lender or a bank described in clauses (c) or (d) above; provided that (y) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (z) the aggregate amount of all such Investments does not exceed $15,000,000;

                           (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.); and

                           (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America, or a participation interest therein; provided that (i) commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.),
         (ii) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (iii) the aggregate amount of all such Investments does not exceed $15,000,000.

                  "CASH INCOME TAXES" means, with respect to any fiscal period, taxes on or measured by the income of Borrower that are paid or currently payable in Cash by Borrower during that fiscal period.

                  "CASH INTEREST EXPENSE" means Interest Expense that is paid or currently payable in Cash.

                  "CERTIFICATE" means a certificate signed by a Senior Officer or Responsible Official (as applicable) of the Person providing the certificate.

                  "CHANGE IN CONTROL" means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 20% or more of the outstanding Common Stock, (b) Borrower consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person or any Person consolidates with or merges into Borrower, in either event pursuant to a transaction in which the outstanding Common Stock is changed into or exchanged for cash, securities or other property, with the effect that any Unrelated Person becomes the beneficial owner, directly or indirectly, of 20% or more of Common Stock or that the Persons who were the holders of Common Stock immediately prior to the transaction hold less than 80% of the common stock of the surviving corporation after the transaction, (c) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office or (d) a "change in control" as defined in any document governing Indebtedness of Borrower in excess of $1,000,000 which gives the holders of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof provided however that any "Change of Control" occurring as a result of the consummation of the Softline Transaction shall be deemed not to be a "Change of Control" for the purposes of this Agreement.

                  "CLOSING DATE" means the time and Banking Day on which the conditions set forth in Section 8.1 are satisfied or waived. Lender shall notify Borrower of the date that is the Closing Date.

                  "CODE" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

                  "COLLATERAL" means all of the collateral covered by the Collateral Documents.

                  "COLLATERAL DOCUMENTS" means, collectively, the Borrower Security Agreement, the Pledge Agreement, the Subsidiary Security Agreement, the Patent and Trademark Security Agreement, the Copyright Security Agreement and any other security agreement, pledge agreement, deed of trust, mortgage, notice to or acknowledgment of a registrar or depositary institution, control agreement or other collateral security agreement executed and delivered by Borrower or any of its Subsidiaries (and executed by any third party whose signature is necessary) to secure the Obligations.


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                  "COMMON STOCK" means the common stock of Borrower or its
         successor.

                  "COMPLIANCE CERTIFICATE" means a certificate in the form of Exhibit B, properly completed and signed by a Senior Officer of Borrower.

                  "COPYRIGHT SECURITY AGREEMENT" means the amended and restated copyright security agreement to be executed and delivered pursuant to
         Article 8 by Borrower and each of the Domestic Subsidiaries, in the form of Exhibit I, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

                  "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

                  "DEFAULT" means any event that, with the giving of any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

                  "DEFAULT RATE" means a fluctuating rate per annum equal to the sum of (a) the Alternate Base Rate plus (b) the Alternate Base Rate Margin plus (c) 2%.

                  "DESIGNATED DEPOSIT ACCOUNT" means a deposit account to be maintained by Borrower with Union Bank of California, N.A. or one of its Affiliates, as from time to time designated by Borrower by written notification to Lender.

                  "DISQUALIFIED STOCK" means any capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

                  "DISPOSITION" means the sale, transfer or other disposition in any single transaction or series of related transactions of any asset, or group of related assets, of Borrower or any of its Subsidiaries (a) which asset or assets constitute a line of business or substantially all the assets of Borrower or the Subsidiary or (b) the aggregate amount of the Net Cash Sales Proceeds of such assets is more than $100,000, other than (i) inventory or other assets sold or otherwise disposed of in the ordinary course of business of Borrower or its Subsidiary, (ii) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or its Subsidiary and (iii) obsolete assets no longer useful in the business of Borrower and its Subsidiaries whose carrying value on the books of Borrower or such Subsidiary is zero or de minimus.

                  "DISTRIBUTION" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

                  "DIVERGENT" means SVI Retail (Pty.) Limited, a corporation incorporated under the laws of Australia.

                  "DOLLARS" or "$" means United States of America dollars.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary of Borrower that is not a Foreign Subsidiary.

                  "EBITDA" means with respect to any fiscal period, the sum of
         (a) Net Income for that period, plus (b) any non-operating non-recurring loss reflected in such Net Income, minus (c) any non-operating non-recurring gain reflected in such Net Income, plus (d) Interest Expense of Borrower and its Subsidiaries for that period, plus
         (e) the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period), minus (f) the aggregate amount of federal and state credits against taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not usable during that period), plus (g) depreciation, amortization and all other non-cash expenses of Borrower and its Subsidiaries for that period, in each case as determined in accordance with GAAP, consistently applied.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

                  "ERISA Affiliate" means each Person (whether or not incorporated) which is required to be aggregated with Borrower pursuant to Section 414 of the Code.

                  "EVENT OF DEFAULT" shall have the meaning provided in Section 9.1.

                  "FISCAL MONTH" shall have the meaning provided in Section 7.1.

                  "FISCAL QUARTER" means the fiscal quarter of Borrower ending on each June 30, September 30, December 31 and March 31.

                  "FISCAL YEAR" means the fiscal year of Borrower ending on each March 31.

                  "FOREIGN SUBSIDIARY" means a Subsidiary of Borrower that (a) is organized under the Laws of a country (or political subdivision thereof) other than the United States of America and (b) holds all or substantially all of its assets outside the United States of America.

                  "GAAP" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

                  "GOVERNMENT SECURITIES" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

                  "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.

                  "GUARANTY OBLIGATION" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of Borrower.

                  "HAZARDOUS MATERIALS" means substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss. 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

                  "HAZARDOUS MATERIALS LAWS" means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real Property.

                  "ICM NOTES" means, collectively, the convertible promissory notes set forth on Schedule 1.1 attached hereto.

                  "IBIS NOTE" means that certain promissory note dated December 31, 1998 made by Kielduff Investments Limited in the original principal amount of $18,108,000 in favor of SVI Holdings, Inc. (predecessor by merger to Borrower), as such note may be supplemented, amended, extended or supplanted.

                  "INDEBTEDNESS" means, as to any Person (without duplication),
         (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any Guaranty Obligation for any such indebtedness,
         (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the fair market value of such assets as determined in good faith by such Person, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person, and (f) any net obligations of such Person under Interest Rate Protection Agreements.

                  "INTANGIBLE ASSETS" means assets that are considered intangible assets under GAAP, including customer lists, goodwill, covenants not to compete, copyrights, trade names, trademarks and patents.

                  "INTEGRITY SHARES" means the common shares of Integrity Software, Inc. pledged as collateral security for the repayment of the IBIS Note and any proceeds thereof.

                  "INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT" means the intercreditor and collateral agency agreement to be executed and delivered pursuant to Article 8 by Borrower and Softline, substantially in the form of Exhibit L, with such changes as Lender may reasonably request following its review of the Softline Transaction documents, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "INTEREST EXPENSE" means, with respect to any Person and as of the last day of any fiscal period, the sum of (a) all interest, fees, charges and related expenses (in each case as such expenses are calculated according to GAAP) paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP plus (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

                  "INVESTMENT" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such Investment which has actually been received in Cash or has been converted into
         Cash), without adjustment for subsequent increases or decreases in the value of such Investment.

                  "JOINT VENTURE" means any Investment by Borrower in any Person that is not a Wholly-Owned Subsidiary of Borrower, which Person is engaged in the same or a similar line of business as Borrower.

                  "LAWS" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

                  "LENDER" has the meaning specified in the introduction to this Agreement.

                  "LENDER'S OFFICE" means Lender's address as set forth on the signature page of this Agreement, or such other address as Lender hereafter may designate by written notice to Borrower.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Subsidiary Guaranty, the Collateral Documents, the Warrant Agreement, the Intercreditor and Collateral Agency Agreement and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of the Subsidiary Guarantors to Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U.

                  "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (a) has had or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) has been or could reasonably be expected to be substantial and adverse to the business or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole or (c) has materially impaired or could reasonably be expected to materially impair the ability of Borrower to perform the Obligations.

                  "MATURITY DATE" means May 1, 2002, or such later date as the Maturity Date may be extended pursuant to Section 2.2.

                  "MONTHLY PAYMENT DATE" means the first day of each calendar month.

                  "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contributes or is obligated to contribute.

                  "NEGATIVE PLEDGE" means a Contractual Obligation which contains a covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Lien which affects only the Property that is the subject of such Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

                  "NET CASH ISSUANCE PROCEEDS" means, with respect to the issuance of any debt security or equity security by Borrower or any of its Subsidiaries, the Cash proceeds received by or for the account of Borrower or such Subsidiary in consideration of such issuance net of
         (a) underwriting discounts and commissions actually paid to any Person not an Affiliate of Borrower and (b) professional fees and disbursements actually paid in connection therewith.

                  "NET CASH SALES PROCEEDS" means, with respect to any Disposition, the sum of (a) the Cash proceeds received by or for the account of Borrower and its Subsidiaries from such Disposition plus (b) the amount of Cash received by or for the account of Borrower and its Subsidiaries upon the sale, collection or other liquidation of any proceeds that are not Cash from such Disposition, in each case net of
         (i) any amount required to be paid to any Person owning an interest in the assets disposed of, (ii) any amount applied to the repayment of Indebtedness secured by a Lien permitted under Section 6.9 on the asset disposed of, (iii) any transfer, income or other taxes payable as a result of such Disposition, (iv) professional fees and expenses, fees due to any Governmental Agency, broker's commissions and other out-of-pocket costs of sale actually paid to any Person that is not an Affiliate of Borrower attributable to such Disposition and (v) any reserves established in accordance with GAAP in connection with such Disposition.

                  "NET INCOME" means, with respect to any fiscal period, the consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with GAAP, consistently applied.

                  "NOTE" means the amended and restated term loan note in the original principal amount of $7,359,605.24 executed by Borrower to the order of Lender, substantially in the form of Exhibit "H", either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                  "OBLIGATIONS" means all present and future obligations of every kind or nature of Borrower or any of the Subsidiary Guarantors at any time and from time to time owed to Lender under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any of the Subsidiary Guarantors.

                  "ORIGINAL LOAN AGREEMENT" has the meaning specified in the recitals to this Agreement.

                  "ORIGINAL LOANS" shall have the meaning provided in Section 2.1(a).

                  "OTHER INITIAL OBLIGATIONS" means all Obligations as defined in, and under, the Original Loan Agreement other than the principal amounts referred to in clauses 2.1(a)(i) and 2.1(a)(ii).

                  "PARTY" means any Person other than Lender or Lender's successor which now or hereafter is a party to any of the Loan Documents.

                  "PATENT AND TRADEMARK SECURITY AGREEMENT" means the amended and restated patent and trademark security agreement to be executed and delivered pursuant to Article 8 by Borrower and each of its Domestic Subsidiaries, in the form of Exhibit J, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

                  "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or to which Borrower contributes or has an obligation to contribute.

                  "PERMITTED ENCUMBRANCES" means:

                           (a) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material impending risk of loss or forfeiture;

                           (b) defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

                           (c) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

                           (d) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

                           (e) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material impending risk of loss or forfeiture;

                           (f) covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

                           (g) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                           (h) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

                           (i) [intentionally omitted]

                           (j) Liens in favor of Lender consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

                           (k) Liens consisting of deposits of Property to secure statutory obligations of Borrower;

                           (l) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds;

                           (m) Liens created by or resulting from any litigation or legal proceeding in the ordinary course of business which is currently being contested in good faith by appropriate proceedings, provided that, adequate reserves have been set aside and no material Property is subject to a material impending risk of loss or forfeiture;

                           (n) other non-consensual Liens incurred in the ordinary course of business but not in connection with the incurrence of any Indebtedness, which do not in the aggregate, when taken together with all other Liens, materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held; and

                           (o) from and after the consummation of the Softline Transaction, the Lien in favor of Softline in the Softline Pledged Shares securing Borrower's obligation to repay the Softline Note.

                  "PERMITTED RIGHT OF OTHERS" means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the fair market value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity and (d) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

                  "PERSON" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

                  "PLEDGE AGREEMENT" means the amended and restated pledge agreement to be executed and delivered pursuant to Article 8 by Borrower, in the form of Exhibit C, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "PLEDGED COLLATERAL" means (a) the certificates evidencing 100% of the shares of capital stock held by Borrower in all Domestic Subsidiaries and (b) certificates evidencing 65% of the shares of capital stock held by Borrower in all Foreign Subsidiaries and (c) from and after the consummation of the Softline Transaction, the Softline Pledged Shares.

                  "PRIME RATE" means the rate of interest publicly announced from time to time by Lender in San Francisco, California (or other headquarters city of Lender) as its "reference rate." The "reference rate" is one of several base rates used by Lender and serves as the basis upon which effective rates of interest are calculated for loans and other credits making reference thereto. The "reference rate" is not necessarily the lowest base interest rate used by Lender. The "reference rate" is evidenced by the recording thereof after its announcement in such internal publication or publications as Lender may designate. Any change in the Prime Rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "PROJECTIONS" means the consolidated cash flow projections of Borrower for its Fiscal Year ended March 31, 2002, prepared by Borrower and attached hereto as Exhibit D.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "REAL PROPERTY" means, as of any date of determination, all real property then or theretofore owned, leased or occupied by any of Borrower.

                  "REGULATION D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

                  "REGULATION U" means Regulation U, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

                  "REQUIREMENT OF LAW" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "RESPONSIBLE OFFICIAL" means (a) any Senior Officer of Borrower and (b) any other responsible official of Borrower so designated in a written notice thereof from a Senior Officer to Lender. Lender shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any of its Subsidiaries as having been authorized by all necessary corporate, partnership and/or other action on the part of Borrower or such Subsidiary.

                  "RIGHT OF OTHERS" means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien; provided, however, that (a) no covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) no provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right shall be deemed to constitute a Right of Others.

                  "SENIOR OFFICER" means (a) the chief executive officer, (b) the president, (c) any executive vice president, (d) the chief financial officer or (e) the treasurer, in each case of Borrower.

                  "SOFTLINE" means Softline Limited, a South African corporation.

                  "SOFTLINE NOTE" means that certain promissory note issued by the Borrower to Softline dated October 10, 2000, in the original principal amount of $10,000,000.00 either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "SOFTLINE PLEDGED SHARES" means the common shares of Borrower currently owned by, and registered in the name of, Softline, to be repurchased by Borrower and pledged to Softline as collateral security for the Softline Note all pursuant to the Softline Transaction. .

                  "SOFTLINE TRANSACTION" means a contemplated transaction between Borrower and Softline pursuant to which Borrower shall repurchase all or substantially all of the common shares of Borrower currently owned by, and registered in the name of, Softline, in consideration for certain non-cash consideration, consisting of Borrower's right, title and interest in Divergent, the IBIS Note and the Integrity Shares, which transaction shall be on terms and conditions satisfactory to Lender.

                  "STOCKHOLDERS' EQUITY" means, as of any date of determination and with respect to any Person, the consolidated stockholders' equity of the Person as of that date determined in accordance with GAAP; provided that there shall be excluded from Stockholders' Equity any amount attributable to Disqualified Stock.

                  "SUBORDINATED OBLIGATIONS" means (i) any Indebtedness of Borrower that (a) does not have any scheduled principal payment, mandatory principal prepayment or sinking fund payment due prior to the date that is one year after the Maturity Date, (b) is not secured by any Lien on any Property of Borrower or any of its Subsidiaries, (c) is not guaranteed by any Subsidiary of Borrower, (d) is subordinated by its terms in right of payment to the Obligations pursuant to provisions acceptable to Lender, (e) is subject to such financial and other covenants and events of defaults as may be acceptable to Lender and (f) is subject to customary interest blockage and delayed acceleration provisions as may be acceptable to Lender and (ii) the Indebtedness of Borrower to Softline as evidenced by, and subordinated by its terms in right of payment to the Obligations pursuant to, the Softline Note.

                  "SUBSIDIARY" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in any case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

                  "SUBSIDIARY GUARANTORS" means all Domestic Subsidiaries.

                  "SUBSIDIARY GUARANTY" means the amended and restated continuing guaranty of the Obligations to be executed and delivered pursuant to Article 8 by the Subsidiary Guarantors, in the form of Exhibit F, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "SUBSIDIARY SECURITY AGREEMENT" means the amended and restated security agreement to be executed and delivered pursuant to Article 8 by the Subsidiary Guarantors, in the form of Exhibit G, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "TERM LOAN" means the term loan in the original principal amount of $7,359,605.24 to be provided by Lender to Borrower pursuant to Section 2.1(a).

                  "TO THE BEST KNOWLEDGE OF" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

                  "WARRANT AGREEMENT" means the warrant agreement to be executed and delivered pursuant to Article 8 by Borrower, substantially in the form of Exhibit K, with such changes as Lender may reasonably request following its review of the Softline Transaction documents, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of Borrower, 100% of the capital stock or other equity interest of which is owned, directly or indirectly, by Borrower, except for director's qualifying shares required by applicable Laws.

                  "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code in effect, and as from time to time amended, in the State of California

                  1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

                  1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that GAAP changes during the term of this Agreement such that the covenants contained in this Agreement would then be calculated in a different manner or with different components, (a) Borrower and Lender agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to Lender, on the dates therein specified, with financial data presented in a manner which conforms with GAAP as in effect immediately prior to such change.

                  1.4 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

                  1.5 REFERENCES TO "BORROWER AND ITS SUBSIDIARIES". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

                  1.6 MISCELLANEOUS TERMS. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                   ARTICLE 2
                                    TERM LOAN
                                    ---------

         2.1 TERM LOAN-GENERAL.

                  (a) Pursuant to the terms of the Original Loan Agreement, Lender has made (i) a term loan, the outstanding principal balance of which is $4,150,000.00 immediately prior to the Closing Date, and (ii) certain revolving loans, the outstanding aggregate principal balance of which is $2,999,598.60 immediately prior to the Closing Date (such term loan and revolving loans, collectively, the "Original Loans") to Borrower. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Lender shall be deemed to have made the Term Loan to Borrower the proceeds of which shall be used solely to refinance the Original Loans and $210,006.64 of the Other Initial Obligations. For greater certainty, the balance of the Other Initial Obligations, not included in the amount of $210,006.64 referred to above, if any, shall not be extinguished upon the effectiveness of this Agreement but shall remain as Obligations of the Borrower under this Agreement.

                  (b) The Term Loan shall be evidenced by the Note.

         2.2 EXTENSION OF MATURITY DATE. Borrower may, by notice delivered to Lender at any time prior to May 1, 2002 (an "Extension Request Notice"), request that the Maturity Date be extended. Subject to Borrower's satisfaction of each of the conditions precedent set forth in Section 8.2, Lender agrees that the Maturity Date shall be extended to November 1, 2002.

         2.3 OPTIONAL TERMINATION OF TERM LOAN. Following the occurrence of a Change in Control, Lender may in its sole and absolute discretion elect, during the thirty (30) day period immediately subsequent to the later of (a) such occurrence or (b) the earlier of (i) receipt of Borrower's written notice to Lender of such occurrence or (ii) if no such notice has been received by Lender, the date upon which Lender has actual knowledge thereof, to terminate the Term Loan, in which case the Term Loan shall be terminated and shall be repaid, effective on the date which is thirty (30) days subsequent to written notice from Lender to Borrower thereof.

                                   ARTICLE 3
                                PAYMENTS AND FEES
                                -----------------

         3.1 PRINCIPAL AND INTEREST.

                  (a) Interest shall be payable on the outstanding daily unpaid principal amount of the Term Loan from the Closing Date until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

                  (b) Interest accrued on the Term Loan shall be due and payable on each Monthly Payment Date. Except as otherwise provided in Sections 3.1(d) and 3.7, the unpaid principal amount of the Term Loan shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Alternate Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Alternate Base Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.

                  (c) Intentionally Omitted.

                  (d) During the existence of an Event of Default, the Term Loan shall bear interest at a rate equal to the Default Rate.

                  (e) If not sooner paid, the principal Indebtedness evidenced by the Note shall be payable as follows:

                           (i) On the date which is the earlier of (a) 45 days
                  following the Closing Date and (b) the date of the equity issuance referred to in the proviso to Section 3.1(f), Borrower shall make a payment of principal Indebtedness in an amount equal to $210,006.64 and concurrent with such payment, Borrower shall repay the balance of any Other Initial Obligations, if any, outstanding on such date; and

                           (ii) A. In the event the Maturity Date is not
                  extended past May 1, 2002 pursuant to Section 2.2 hereof Borrower shall (a) make seven (7) equal consecutive monthly installment payments of $50,000.00 each, commencing on October 1, 2001 and continuing on the each Monthly Payment Date thereafter through and including the Maturity Date and (b) pay the entire remaining unpaid principal balance of the Term Loan, and all accrued and unpaid interest thereon, on the Maturity Date; or

                           B. In the event the Maturity Date is extended
                  pursuant to Section 2.2 hereof Borrower shall (a) make seven
                  (7) equal consecutive monthly installment payments of $50,000.00 each, commencing on October 1, 2001 and continuing on each Monthly Payment Date thereafter through and including April 1, 2002; (b) make equal consecutive monthly installment payments of $100,000.00 each, commencing on May 1, 2002 and continuing on each Monthly Payment Date thereafter through and including the Maturity Date and (c) pay the entire remaining unpaid principal balance of the Term Loan, and all accrued and unpaid interest thereon, on the Maturity Date;

                  (f) The principal Indebtedness evidenced by the Note shall be prepaid on or before the third Banking Day following the receipt by Borrower or any of its Subsidiaries of (i) Net Cash Issuance Proceeds from the issuance of debt securities of Borrower or any of its Subsidiaries by an amount equal to 100% of such Net Cash Issuance Proceeds and (ii) Net Cash Issuance Proceeds from the issuance of equity securities of Borrower or any of its Subsidiaries (except an issuance of equity securities to Borrower or to a Wholly-Owned Subsidiary or to employees or former employees of Borrower pursuant to an employee stock option plan maintained by Borrower), by an amount equal to 100% of such Net Cash Issuance Proceeds provided that notwithstanding the foregoing, Borrower may retain, in aggregate, up to $6,000,000 of the Net Cash Issuance Proceeds from the issuance of equity securities of Borrower provided such proceeds are utilized solely for Borrower's working capital purposes. The amount of any prepayment hereunder shall be applied to the principal balance of the Note in the inverse order of maturity of payment thereof (ie. without relieving Borrower of its obligations to make the next succeeding principal installment payable under the Note).

                  (g) The principal Indebtedness evidenced by the Note may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Subsection, (i) any partial prepayment shall be not less than $100,000 and shall be an integral multiple of $25,000 and (ii) Lender shall have received written notice of any prepayment by 9:00 a.m. California time on the date that is one (1) Banking Day before the date of prepayment (which must be a Banking Day).

         3.2 INTENTIONALLY OMITTED.

         3.3 LOAN EXTENSION AND RESTRUCTURING FEE. On May 1, 2002, Borrower shall pay to Lender a loan extension and restructuring fee in the sum of $200,000 provided that (a) if all Obligations of Borrower to Lender hereunder have been repaid in full prior to May 1, 2002, Lender will waive such loan extension and restructuring fee and (b) in the event that the Maturity Date is extended past May 1, 2002 pursuant to Section 2.2, Borrower shall pay such loan extension and restructuring fee in two installments; the first, in the amount of $150,000, shall be due and payable on May 1, 2002; and the second, in the amount of $50,000 shall be due and payable on the Maturity Date. Such fee shall be fully-earned when paid and shall thereafter be non-refundable.

         3.4 FINANCIAL CONSULTANT FEE. Lender shall have the right to engage a financial consultant to examine, audit and review the Borrower's books, records and collateral and Borrower agrees that such consultant shall have the inspection rights set forth in Section 5.6. Borrower shall reimburse Lender up to a maximum of $50,000, for all costs and expenses incurred by Lender from and after July 15, 2001, in connection with the engagement of such consultant (including without limitation, all fees and expenses incurred by such consultant) in two installments as follows: (a) up to $25,000 of such costs and expenses shall be due and payable within three Banking Days of delivery by Lender to Borrower of its invoice in connection with such costs and expenses and
(b) the balance of such costs and expenses, if any shall be due and payable on May 1, 2002.

3.5 INCREASED COMMITMENT COSTS. If Lender shall determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by Lender or any corporation controlling Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority not imposed as a result of Lender's or such corporation's failure to comply with any other Laws, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling Lender and (taking into consideration Lender's or such corporation's policies with respect to capital adequacy and Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within five (5) Banking Days after demand of Lender, Borrower shall pay to Lender, from time to time as specified in good faith by Lender, additional amounts sufficient to compensate Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand. Lender's determination of such amounts shall be conclusive in the absence of manifest error.

         3.6 INTENTIONALLY OMITTED.

         3.7 LATE PAYMENTS. If any payment of principal or interest or any fee or cost or other amount payable under any Loan Document to Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Alternate Base Rate plus the Alternate Base Rate Margin plus 2%, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

         3.8 COMPUTATION OF INTEREST AND FEES. Computation of interest and fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on the Term Loan for the day on which the Term Loan is made; interest shall not accrue on the Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Note, and any amount paid as interest hereunder or under the Note which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

         3.9 NON-BANKING DAYS. If any payment to be made by Borrower or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

         3.10 MANNER AND TREATMENT OF PAYMENTS.

                  (a) Each payment hereunder (except payments pursuant to Sections 3.5, 11.3, 11.11 and 11.22) or on the Note or under any other Loan Document shall be made to Lender at Lender's Office in immediately available funds not later than 11:00 a.m. California time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

                  (b) Borrower hereby authorizes Lender to debit the general operating bank account of Borrower (either manually or by the establishment of an automatic debit mechanism) to effect any payment due to Lender pursuant to this Agreement. Borrower hereby agrees to assist and cooperate with Lender in arranging the automatic debit of such account to effect any such payment. Any resulting overdraft in such account shall be payable by Borrower to Lender on the next following Banking Day.

                  (c) Lender shall use its best efforts to keep a record (in writing or by an electronic data entry system) of the Term Loan and payments received by it with respect thereto and such record shall, as against Borrower, be presumptive evidence of the amount of the Obligations. Notwithstanding the foregoing sentence, the failure by Lender to keep such a record shall not affect Borrower's obligation to pay the Obligations.

                  (d) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole or in part by its overall net income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to Lender under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and
         (ii) pay such additional amount to Lender as is necessary to result in Lender's receiving a net after-tax amount equal to the amount to which Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower.

         3.11 INTENTIONALLY OMITTED.

         3.12 FAILURE TO CHARGE NOT SUBSEQUENT WAIVER. Any decision by Lender not to require payment of any interest (including interest arising under Section 3.7), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of Lender's right to require full payment of any interest (including interest arising under Section 3.7), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

         3.13 INTENTIONALLY OMITTED.

         3.14 FEE DETERMINATION DETAIL. Lender shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment due to Lender under Article 3 has been determined, concurrently with demand for such payment.

         3.15 SURVIVABILITY. All of Borrower's obligations under Section 3.5 shall survive for the ninety (90) day period following the date on which the Term Loan is fully paid and Borrower shall remain obligated thereunder for all claims under such Sections made by Lender to Borrower prior to the expiration of such period.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  Borrower represents and warrants to Lender as follows with respect to Borrower and its Subsidiaries:

         4.1 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. Borrower is duly qualified or registered to transact business and is in good standing in California and each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower has all requisite power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. The chief executive offices of Borrower are located in California. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, obtain authorizations, etc., file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

         4.2 AUTHORITY; COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS AND GOVERNMENT REGULATIONS. The execution, delivery and performance by each of Borrower and the Subsidiary Guarantors of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate action, and do not and will not:

                  (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party;

                  (b) Violate or conflict with any provision of such Party's charter, articles of incorporation or bylaws, as applicable;

                  (c) Result in or require the creation or imposition of any Lien (other than pursuant to the Loan Documents) or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

                  (d) Violate any Requirement of Law applicable to such Party;

                  (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and such Party is not in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

         4.3 NO GOVERNMENTAL APPROVALS REQUIRED. Except as previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower or any Subsidiary Guarantor of the Loan Documents to which it is a Party.

         4.4 SUBSIDIARIES.

                  (a) Schedule 4.4 hereto correctly sets forth the names, form of legal entity, number of shares of capital stock issued and outstanding, number of shares owned by Borrower or a Subsidiary of Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower and specifies which thereof, as of the Closing Date, are inactive Subsidiaries. Except as described in
         Schedule 4.4, Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interest in any Person. Unless otherwise indicated in
         Schedule 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens, except for Permitted Encumbrances.

                  (b) Each Subsidiary is a legal entity of the type described in
         Schedule 4.4 duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

                  (c) Each Subsidiary is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

         4.5 FINANCIAL STATEMENTS. Borrower has furnished to Lender the audited financial statements of Borrower for the Fiscal Year ended March 31, 2000. The financial statements fairly present in all material respects the financial condition, results of operations and changes in financial position of Borrower as of such dates and for such periods in conformity with GAAP consistently applied.

         4.6 NO OTHER LIABILITIES; NO MATERIAL ADVERSE CHANGES. Borrower and its Subsidiaries do not have any material liability or material contingent liability required under GAAP to be reflected or disclosed, and not reflected or disclosed, in the balance sheet described in Section 4.5(b), other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. Except as set forth on
Schedule 4.6, as of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since March 31, 2001.

         4.7 TITLE TO AND LOCATION OF PROPERTY; BANK ACCOUNTS. Borrower and its Subsidiaries have valid title to the Property (other than assets which are the subject of a Capital Lease Obligation) reflected in the balance sheet described in Section 4.5(b), other than items of Property or exceptions to title which are in each case immaterial and Property subsequently sold or disposed of in the ordinary course of business. Such Property is free and clear of all Liens and Rights of Others, other than Liens or Rights of Others described in Schedule 4.7A and Permitted Encumbrances and Permitted Rights of Others. All Property of Borrower and its Subsidiaries is located at one of the locations described in
Schedule 4.7B. Schedule 4.7C sets forth all of the deposit accounts maintained by Borrower or any of its Subsidiaries on the Closing Date and correctly sets forth the bank name and address, account name and number of each such deposit account listed thereon.

         4.8 INTANGIBLE ASSETS. To the best of Borrower's knowledge after due investigation, Borrower and its Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. Except as set forth in Schedule 4.8, Borrower has not used any trade name, trade style or "dba" during the five year period ending on the Closing Date. Except as set forth in the Schedules to the Patent and Trademark Security Agreement and the Copyright Security Agreement, neither Borrower nor any of its Subsidiaries own or possess any material trademarks, trade names, copyrights, patents, patent rights or licenses relating to any of the foregoing.

         4.9 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.10 LITIGATION. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $100,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsidiaries and (d) matters set forth in Schedule 4.10, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency.

         4.11 BINDING OBLIGATIONS. Each of the Loan Documents to which Borrower and any Subsidiary Guarantor is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

         4.12 NO DEFAULT. No event has occurred and is continuing that is a Default or Event of Default.

         4.13 ERISA.

                  (a) With respect to each Pension Plan:

                           (1) such Pension Plan complies in all material
                  respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                           (2) such Pension Plan has not incurred any
                  "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                           (3) no "reportable event" (as defined in Section 4043
                  of ERISA, but excluding such events as to which the PBGC has by regulation waived the requirement therein contained that it be notified within thirty days of the occurrence of such event) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                           (4) neither Borrower nor any of its Subsidiaries has
                  engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

         4.14 REGULATION U; INVESTMENT COMPANY ACT. No part of the proceeds of the Loans will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulation U. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         4.15 DISCLOSURE. No written statement made by a Senior Officer to Lender in connection with this Agreement, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

         4.16 TAX LIABILITY. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of Borrower or any of its Subsidiaries is at impending risk of being seized, levied upon or forfeited.

         4.17 PROJECTIONS AND BUDGET. As of the Closing Date, to the best knowledge of Borrower, the assumptions set forth in each of the Projections and the Budget are reasonable and consistent with each other and with all facts known to Borrower, and each of the Projections and the Budget are reasonably based on such assumptions. Nothing in this Section 4.17 shall be construed as a representation or covenant that the Projections in fact will be achieved.

         4.18 HAZARDOUS MATERIALS. Except as described in Schedule 4.18, as of the Closing Date (a) neither Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate constitute a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance with all Hazardous Materials Laws except for such non-compliance that would not constitute a Material Adverse Effect or be materially adverse to the interests of Lender.

         4.19 SECURITY INTERESTS. Upon the execution and delivery of the Borrower Security Agreement, the Subsidiary Security Agreement, the Patent and Trademark Security Agreement and the Copyright Security Agreement, such documents will create a valid first priority security interest in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others and other matters permitted by Section
6.9 and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Division 9 of the Uniform Commercial Code does not apply) and all actions necessary to perfect the security interests so created, other than filing of the UCC-1 financing statements delivered to Lender pursuant to Section 8.1 with the appropriate Governmental Agency, have been taken and completed. Upon the execution and delivery of the Pledge Agreement, the Pledge Agreement will create a valid first priority security interest in the Pledged Collateral and upon delivery of the Pledged Collateral to Lender all action necessary to perfect the security interest so created will have been taken and completed.

                                   ARTICLE 5
                              AFFIRMATIVE COVENANTS
                              ---------------------
                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)
                             ----------------------

         So long as the Term Loan or other Obligation remains unpaid, Borrower shall, and shall cause its Subsidiaries to, unless Lender otherwise consents:

         5.1 PAYMENT OF TAXES AND OTHER POTENTIAL LIENS. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and its Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of Borrower or its Subsidiaries is at impending risk of being seized, levied upon or forfeited.

         5.2 PRESERVATION OF EXISTENCE. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except (a) a merger permitted by
Section 6.3 or as otherwise permitted by this Agreement and (b) where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

         5.3 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of Property that is at the end of its useful life or that is not of significant value, either intrinsically or to the operations of Borrower, shall not constitute a violation of this covenant.

         5.4 MAINTENANCE OF INSURANCE. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate and, from and after July 15, 2001, maintain Lender as an additional insured and loss payee under each such policy of insurance.

         5.5 COMPLIANCE WITH LAWS. Comply with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

         5.6 INSPECTION RIGHTS. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit Lender, or any authorized employee, agent, auditor or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or accountants. Borrower agrees to pay on demand all of the costs and expenses incurred by Lender (including, without limitation, the fees and expenses of any such employee, agent, auditor or representative) in connection with any such examination, audit, visitation or inspection.

         5.7 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower and its Subsidiaries.

         5.8 COMPLIANCE WITH AGREEMENTS. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or (c) if the failure to comply does not constitute a Material Adverse Effect.

         5.9 USE OF PROCEEDS. Use the proceeds of the Term Loan to refinance the Original Loans and the Other Initial Obligations.

         5.10 HAZARDOUS MATERIALS LAWS. Keep and maintain all Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify Lender in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of any of Borrower or any of its Subsidiaries of any material occurrence or condition on any real Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

         5.11 FUTURE SUBSIDIARIES. Pledge all of the capital stock of any Domestic Subsidiary, and 65% of the capital stock of any Foreign Subsidiary formed or acquired after the Closing Date pursuant to the Pledge Agreement, and cause each such future Domestic Subsidiary to execute and deliver an appropriate joinder to the Subsidiary Guaranty, the Subsidiary Security Agreement, the Patent and Trademark Security Agreement and the Copyright Security Agreement.

         5.12 FUTURE REAL PROPERTY. Promptly following its acquisition of any fee simple real property, execute and deliver to Lender a deed of trust or mortgage in form and substance acceptable to Lender creating a first priority Lien on such real property securing the Obligations, and provide to the Lender such customary lender's title insurance policies, appraisals, environmental reports and other related documents as Lender may reasonably request.

         5.13 BANK ACCOUNTS. Maintain all of its deposit accounts (whether now in existence or opened after the Closing Date) with Lender provided that Borrower may maintain its account number 2070065729 at California Bank and Trust until July 15, 2001 provided further that (i) the balance of such account shall not exceed at any time $15,000.00 and (ii) Lender shall receive a valid first priority security interest in the funds on deposit in such account .

5.14 ICM NOTES. If the ICM Notes are then outstanding, on or before August 29, 2001 deliver to Lender an Intercreditor and Subordination Agreement duly executed the holders of the ICM Notes subordinating the debt evidenced thereby to the Obligations all on terms and conditions satisfactory to Lender.

                                   ARTICLE 6
                               NEGATIVE COVENANTS
                               ------------------

         So long as the Term Loan or other Obligation remains unpaid, Borrower shall not, and shall not permit any of its Subsidiaries to, unless Lender otherwise consents:

         6.1 PAYMENT OF SUBORDINATED OBLIGATIONS/ICM NOTES. (a) Pay any principal (including sinking fund payments), interest, fee, premium or any other amount with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation; or (b) pay any principal (including sinking fund payments), interest, fee, premium or any other amount with respect to any ICM Notes, or purchase or redeem (or offer to purchase or redeem) any ICM Notes, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any ICM Notes will be paid when due or otherwise to provide for the defeasance of any ICM Notes provided that Borrower and its Subsidiaries may permit the holders of the ICM Notes to exercise its conversion rights pursuant to the terms thereof.

         6.2 DISPOSITION OF PROPERTY. Make any Disposition of its Property, whether now owned or hereafter acquired, except a Disposition by Borrower to a Wholly-Owned Subsidiary, or by a Subsidiary to Borrower or a Wholly-Owned Subsidiary.

         6.3 MERGERS. Merge or consolidate with or into any Person, except (a) mergers and consolidations of a Subsidiary of Borrower into Borrower or a Wholly-Owned Subsidiary or of Subsidiaries with each other and (b) a merger or consolidation of a Person into Borrower or with or into a Wholly-Owned Subsidiary of Borrower which constitutes an Acquisition permitted by Section 6.5; provided that (i) Borrower or a Wholly-Owned Subsidiary is the surviving entity, (ii) no Change in Control results therefrom, (iii) no Default or Event of Default then exists or would result therefrom, (iv) Borrower shall have provided Lender with not less than 15 Banking Days prior notice of such merger or consolidation and (v) Borrower and each of the Subsidiary Guarantors execute such amendments to the Loan Documents as Lender may reasonably determine are appropriate as a result of such merger.

         6.4 HOSTILE ACQUISITIONS. Directly or indirectly use the proceeds of the Loans in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors of such corporation or business entity.

         6.5 ACQUISITIONS. Make any Acquisition.

         6.6 DISTRIBUTIONS. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, except Distributions by any Subsidiary of Borrower to Borrower or any Wholly-Owned Domestic Subsidiary.

         6.7 ERISA. At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

         6.8 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of the business of Borrower and its Subsidiaries, taken as a whole.

         6.9 LIENS AND NEGATIVE PLEDGES. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

                  (a) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 4.7 and any renewals/extensions or amendments thereof, provided that the obligations secured or benefited thereby are not increased;

                  (b) Liens and Negative Pledges under the Loan Documents;

                  (c) Permitted Encumbrances;

                  (d) Liens on Property acquired by Borrower or any of its Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;

                  (e) Liens securing Indebtedness permitted by Section 6.10(d) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness; and

                  (f) Non-consensual Liens securing Indebtedness of not more than $200,000, provided that such Liens are discharged within thirty
         (30) days after their incurrence by Borrower.

         6.10 INDEBTEDNESS AND GUARANTY OBLIGATIONS. Create, incur or assume any Indebtedness or Guaranty Obligation except:

                  (a) Indebtedness and Guaranty Obligations existing on the Closing Date and disclosed in Schedule 6.10, and refinancings, renewals, extensions or amendments that do not increase the amount thereof;

                  (b) Indebtedness and Guaranty Obligations under the Loan Documents;

                  (c) Indebtedness and Guaranty Obligations owed to Borrower or any of its Subsidiaries;

                  (d) The ICM Notes;

                  (e) Subordinated Obligations in such amount as may be approved in writing by Lender;

                  (f) Indebtedness consisting of debt securities for which the Net Cash Issuance Proceeds will be applied as a mandatory prepayment pursuant to Section 3.1(f); and

                  (g) Guaranty Obligations in support of the obligations of a Wholly-Owned Subsidiary, provided that such obligations are not prohibited by this Agreement.

         6.11 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of Borrower other than (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors (or executive committee thereof) of Borrower and expressly authorized by a resolution of the board of directors (or executive committee) of Borrower which is approved by a majority of the directors (or executive committee) not having an interest in the transaction, (c) transactions (other than inter-company loans) between or among Borrower and its Subsidiaries and (d) transactions on overall terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power provided however that the Softline Transaction shall not be prohibited by this Agreement.

         6.12 INVESTMENTS. Make or suffer to exist any Investment, other than:

                  (a) Investments in existence on the Closing Date and disclosed on Schedule 6.12;

                  (b) Investments consisting of Cash Equivalents;

                  (c) Investments in a Person that is the subject of an Acquisition permitted by Section 6.5;

                  (d) Investments consisting of advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation, anticipated bonus and analogous ordinary business purposes not to exceed, in aggregate, $100,000 over the term of this Agreement;

                  (e) Investments in a Domestic Subsidiary that is a Wholly-Owned Subsidiary;

                  (f) Investments in Divergent;

                  (g) Investments consisting of the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

                  (h) Investments received in connection with the settlement of a bona fide dispute with another Person;

                  (i) Investments representing all or a portion of the sales price of Property sold or services provided to another Person;

                  (j) Investments by Foreign Subsidiaries in any other Subsidiary of Borrower (whether a Domestic Subsidiary or a Foreign Subsidiary); and

                  (k) Investments not described above not in excess of $50,000 during the term of this Agreement.

         6.13 CAPITAL EXPENDITURES. Make any Capital Expenditure if to do so would result in the aggregate of all Capital Expenditures made during the term of this Agreement to exceed $250,000.

         6.14 OPERATING LEASES. Incur any obligation to pay rent under an operating lease during the term of this Agreement if to do so would result in the aggregate obligation of Borrower and its Subsidiaries to pay rent under all operating leases during the term of this Agreement to exceed $125,000 per month.

         6.15 SUBSIDIARY INDEBTEDNESS. Permit (whether or not otherwise permitted under Section 6.10) any Subsidiary to create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligation, except (a) Indebtedness and Guaranty Obligations in existence on the Closing Date, (b) a Guaranty Obligation required by Section 5.11, (c) Indebtedness owed to Borrower or another Subsidiary of Borrower, and (d) Capital Lease Obligations and purchase money obligations of a Subsidiary in respect of Property used by that Subsidiary.

         6.16 AMENDMENTS TO SUBORDINATED OBLIGATIONS. Amend or modify any term or provision of any indenture, agreement or instrument evidencing or governing any Subordinated Obligation in any respect that will or may adversely affect the interests of Lender.

         6.17 MINIMUM BOOK NET WORTH. Permit Book Net Worth to be less than the sum of (i) $22,500,000 or (ii) the consolidated net profit after taxes of Borrower and its Subsidiaries for each Fiscal Quarter ending on or after the Closing Date.

         6.18 MINIMUM MONTHLY EBITDA. Permit EBITDA for any month to be (a) if projected EBITDA is a positive number, less than 90% of Borrower's projected EBITDA and (b) if projected EBITDA is a negative number, a negative EBITDA the absolute value of which is greater than 110% of the absolute value of Borrower's projected EBITDA for such month as reflected in the Budget.

         6.19 ADDITIONAL MANDATORY PREPAYMENTS. In addition to Borrower's prepayment obligations under Section 3.1(f), Borrower shall apply 100% of the Net Cash Sales Proceeds realized by Borrower from any sale of Borrower's holdings of shares of Integrity Software, Inc. to reduce the Term Loan in the inverse order of maturity of payment thereof (i.e., without relieving Borrower of its obligation to make the next succeeding principal payment required under the Note) until the Term Loan is paid in full.

         6.20 AMENDMENTS, ETC. Amend or modify any term or provision of any its certificate of incorporation, bylaws or other constitutive documents, in any respect that will or may adversely affect the interests of Lender provided that any such amendment shall be delivered to Lender not less than ten Banking Days before the date such amendment becomes effective.

                                   ARTICLE 7
                     INFORMATION AND REPORTING REQUIREMENTS
                     --------------------------------------

         7.1 FINANCIAL AND BUSINESS INFORMATION. So long as any Loan or other Obligation remains unpaid, Borrower shall, unless Lender otherwise consents, at Borrower's sole expense, deliver the following to Lender:

                  (a) As soon as practicable, and in any event within 30 days after the end of each fiscal month of Borrower consisting of a calendar month (each a "Fiscal Month") (other than the twelfth Fiscal Month in any Fiscal Year), the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Month and the consolidated and consolidating statements of operations and cash flows for such Fiscal Month, and the portion of the Fiscal Year ended with such Fiscal Month, all in reasonable detail. Such financial statements shall be certified by the chief financial officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

                  (b) As soon as practicable, and in any event within 90 days after the end of Borrower's Fiscal Year ended March 31, 1999, the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated and consolidating statements of operations, stockholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, consistently applied, and such consolidated financial statements shall be accompanied by a report of Deloitte & Touche LLP or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to Lender, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by Lender in its good faith business judgment to be adverse to the interests of Lender. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default then existing or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.12 through 6.18, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

                  (c) Promptly after request by Lender, copies of any detailed audit reports by independent accountants, together with any management letters issued in connection therewith, in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

                  (d) Promptly after the same are available, and in any event within five (5) Banking Days after filing with the Securities and Exchange Commission, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under
         Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section 7.1;

                  (e) Promptly after request by Lender, copies of any other report or other document that was filed by Borrower with any Governmental Agency;

                  (f) Promptly upon a Senior Officer becoming aware, and in any event within five (5) Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA, but excluding such events as to which the PBGC has by regulation waived the requirement therein contained that it be notified within thirty days of the occurrence of such event) or (ii) non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                  (g) As soon as practicable, and in any event within two (2) Banking Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower is taking or proposes to take with respect thereto;

                  (h) Promptly upon a Senior Officer becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower that is $100,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor under a credit agreement involving Indebtedness of $100,000 or more or any lessor under a lease involving aggregate rent of $100,000 or more has asserted a default thereunder on the part of Borrower or, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower under a contract that is not a credit agreement or material lease with respect to a claim of in excess of $100,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, a written notice describing the pertinent facts relating thereto and what action Borrower is taking or proposes to take with respect thereto;

                  (i) (a) As soon as practicable, and in any event within thirty
         (30) days after the end of Each Fiscal Month and (b) from time to time, promptly after requested by Lender, Borrower shall provide Lender with the following financial information which shall be presented both on a consolidated basis and by Subsidiary and shall otherwise be in form and substance acceptable to Lender :

                           (i) rolling 13-week cash flow statements;

                           (ii) sales and backlog reports; and

                           (iii) accounts receivable and accounts payable agings
                  reports.

                  (j) Copies of each material transaction document relating to the issuance of equity securities of Borrower or its Subsidiaries giving rise to a prepayment obligation pursuant to Section 3.1(f) (or which would have given rise to such an obligation except for the proviso to Section 3.1(f)) promptly, after the same are available, and in any event not less than ten (10) Banking Days prior to the closing of any such transaction; and

                  (k) Such other data and information relating to the financial condition of Borrower as from time to time may be reasonably requested by Lender.

         7.2 COMPLIANCE CERTIFICATES. So long as the Term Loan or other Obligation remains unpaid or unperformed, Borrower shall, at Borrower's sole expense, deliver to Lender concurrently with the financial statements required pursuant to Sections 7.1(a) and 7.1(b), a Compliance Certificate signed by a Senior Officer.

                                   ARTICLE 8
                                   CONDITIONS
                                   ----------

         8.1 THE LOAN. The effectiveness of this Agreement and the obligations of the Lender hereunder, including without limitation the obligation of Lender to make the Term Loan, is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the Term Loan (unless Lender, in its sole and absolute discretion, shall agree otherwise):

                  (a) Lender shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to Lender and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless Lender otherwise agrees or directs):

                           (1) at least one (1) executed counterpart of this
                  Agreement;

                           (2) the Note, executed by Borrower to the order of
                  Lender;

                           (3) the Borrower Security Agreement executed by
                  Borrower;

                           (4) the Subsidiary Guaranty executed by the
                  Subsidiary Guarantors;

                           (5) the Subsidiary Security Agreement executed by the
                  Subsidiary Guarantors;

                           (6) the Patent and Trademark Security Agreement,
                  together with executed undated powers of attorney, as required pursuant to the terms thereof, each duly executed by the Borrower and its Domestic Subsidiaries;

                           (7) the Copyright Security Agreement, together with
                  executed undated powers of attorney, as required pursuant to the terms thereof, each duly executed by the Borrower and its Domestic Subsidiaries;

                           (8) the Pledge Agreement duly executed by Borrower
                  and its Domestic Subsidiaries;

                           (9) the Pledged Collateral, together with executed
                  undated stock powers relating thereto;

                           (10) such financing statements on Form UCC-1 executed
                  by Borrower and the Subsidiary Guarantors with respect to the Borrower Security Agreement and the Subsidiary Security Agreements as Lender may request;

                           (11) with respect to Borrower and the Subsidiary
                  Guarantors, such documentation as Lender may reasonably require to establish the due organization, valid existence and good standing of Borrower and the Subsidiary Guarantors, their qualification to engage in business in each material jurisdiction in which they are engaged in business and required to be so qualified, their authority to execute, deliver and perform the Loan Documents to which each is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                           (12) a Certificate of the chief financial officer of
                  Borrower certifying that the representation contained in
                  Section 4.17 is, to the best of his or her knowledge, true and correct;

                           (13) a Certificate of the chief financial officer of
                  Borrower certifying that the conditions specified in Sections 8.1(d)and 8.1(e) have been satisfied; and;

                  (b) Lender shall be reasonably satisfied that, upon the filing of the financing statements described in Section 8.1(a)(10) with the appropriate Governmental Agencies, Lender will hold a first priority perfected Lien in the Collateral, subject only to Permitted Encumbrances.

                  (c) The reasonable costs and expenses of Lender in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date, shall have been paid or provided to be paid on the Closing Date.

                  (d) The representations and warranties of Borrower contained in Article 4 shall be true and correct in all material respects.

                  (e) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the Term Loan, no Default or Event of Default shall have occurred and be continuing.

                  (f) Lender shall have been satisfied with each of: (i) its due diligence investigation of Borrower, its Subsidiaries and their respective assets; (ii) its audit of the books and records of Borrower and its Subsidiaries; (iii) its review of the budget of Borrower and its Subsidiaries for Capital Expenditures; (iv) its review of the Projections and the Budget (v) its review of the operating financial statements of Borrower and its Subsidiaries; and (vi) its review of the material agreements, including management agreements, of Borrower and its Subsidiaries.

                  (g) The Softline Note shall have been subordinated to the Obligations on terms and conditions satisfactory to Lender and the maturity date of the Softline Note shall have been extended to at least May 1, 2003.

                  (h) [Intentionally Reserved].

                  (i) All legal matters relating to the Loan Documents shall be reasonably satisfactory to Sheppard, Mullin, Richter & Hampton LLP, special counsel to Lender.

         8.2 EXTENSION OF MATURITY DATE. The obligation of Lender to extend the Maturity Date pursuant to Section 2.2 is subject to the following conditions precedent (unless Lender, in its sole and absolute discretion, shall agree otherwise):

                  (a) except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or
         (ii) as disclosed by Borrower and approved in writing by Lender, the representations and warranties contained in Article 4 (other than Sections 4.4, 4.6 (first sentence), 4.10 and 4.17) shall be true and correct in all material respects on and as of the Maturity Date as though made on that date;

                  (b) no circumstance or event shall have occurred that constitutes a Material Adverse Effect since the Closing Date;

                  (c) other than matters described in Schedule 4.10 or not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

                  (d) No Event of Default shall have occurred (except to the extent Lender has waived such Event of Default) and Borrower shall not have failed to make any payment of principal, interest, fees or any other amount payable under the Note or any other Loan Document when due;

                  (e) Lender shall have received, in form and substance reasonably satisfactory to Lender, the Budget for Borrower's Fiscal Year ending March 31, 2003;

                  (f) EBITDA for Borrower's Fiscal Year ending March 31, 2002 shall not be less than $1,928,000; and

                  (g) Lender shall have received, in form and substance reasonably satisfactory to Lender, such other assurances, certificates, documents or consents related to the foregoing as the Lenders reasonably may require.

         8.3 RELEASE OF COLLATERAL RE SOFTLINE TRANSACTION. The obligation of Lender to release its collateral interest in Divergent, the IBIS Note and the Integrity Shares pursuant to Section 11.26 is subject to the following conditions precedent (unless Lender in its sole and absolute discretion, shall agree otherwise):

                  (a) Lender shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer of each party thereto, and each in form and substance satisfactory to Lender and its legal counsel):

                           (1) the Warrant Agreement executed by Borrower; and

                           (2) the Intercreditor and Collateral Agency Agreement
                  executed by Borrower and Softline.

                  (b) Softline, Divergent and Borrower shall have entered into a non-competition agreement in form and substance satisfactory to Lender;

                  (c) Lender shall have received satisfactory evidence of the termination of Borrower's guaranty of the loan obligations of Divergent to National Australia Bank Limited;

                  (d) Lender shall have received such reports, data and other information relating to Divergent as it shall reasonably request, including, without limitation, the financial statements of Divergent for its fiscal year ended March 31, 2001, such financial statements and all such reports, data and other information to be satisfactory to Lender;

                  (e) Lender shall have obtained a security interest in the Softline Pledged Shares ranking second in priority only to the first priority security interest of Softline;

                  (f) Lender shall have received copies of all of the Softline Transaction legal documents prior to the closing of the Softline Transaction and such documents, and the terms of the Softline Transaction, shall be acceptable to Lender;

                  (g) No Event of Default shall have occurred and be continuing hereunder; and

                  (h) Borrower shall have received not less than $4,000,000 of gross proceeds from the issuance of equity securities of Borrower, such issuance to be on terms and conditions satisfactory to Lender.

                                   ARTICLE 9
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
              ----------------------------------------------------

         9.1 EVENTS OF DEFAULT. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

                  (a) Borrower fails to pay any principal on the Note, or any portion thereof, on the date when due; or

                  (b) Borrower fails to pay any interest on the Note within two
         (2) Banking Days after the date when due, or any fees under Sections 3.3, 3.4 or 3.5, or any portion thereof within two (2) Banking Days after demand therefor; or fails to pay any other fee or amount payable to Lender under any other Loan Document, or any portion thereof, within three (3) Banking Days after demand therefor; or

                  (c) Borrower fails to comply with any of the covenants contained in Article 6, unless such default (other than any breach of Section 6.13, 6.14, 6.17, 6.18 or any financial covenant which hereafter may be added to this Agreement) can be cured and Borrower remedies such default within seven (7) calendar days after Borrower's receipt of written notice thereof from Lender; or

                  (d) Borrower fails to comply with Section 7.1(g) in any respect that is materially adverse to the interests of Lender; or

                  (e) Borrower or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed within twenty (20) Banking Days after the giving of notice by Lender of such Default or, if such Default is not reasonably susceptible of cure within such period, within such longer period as is reasonably necessary to effect a cure so long as such Borrower or such Party continues to diligently pursue cure of such Default but not in any event in excess of forty (40) Banking Days; or

                  (f) Any representation or warranty of Borrower or any other Party made in any Loan Document, or in any certificate or other writing delivered by Borrower or such Party pursuant to any Loan Document, proves to have been materially incorrect when made or reaffirmed in any respect that will have a materially adverse effect on the interests of Lender; or

                  (g) Borrower (i) without cause fails to pay the principal, or any principal installment, of any present or future Indebtedness of $1,000,000 or more, or any guaranty of present or future Indebtedness of $1,000,000 or more, on its part to be paid, when due (or within any stated grace period or extended due date), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $1,000,000 or more, or of any guaranty of present or future Indebtedness of $1,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrower to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

                  (h) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act) of Lender or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which is materially adverse to the interests of Lender; or any Collateral Document ceases (other than by action or inaction of Lender) to create a valid and effective Lien in any material portion of the Collateral; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

                  (i) A final judgment against Borrower is entered for the payment of money in excess of $100,000 (not covered by insurance or for which an insurer has reserved its rights) and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of Borrower and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

                  (j) Borrower institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or

                  (k) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

                  (l) Any Pension Plan maintained by Borrower is finally determined by the PBGC to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA in excess of an amount equal to 5% of the consolidated total assets of Borrower as of the most-recently ended Fiscal Quarter; or

                  (m) Lender determines in good faith that a circumstance or event has occurred that constitutes a Material Adverse Effect.

         9.2 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of Lender provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

                  (a) Upon the occurrence, and during the continuance, of any Event of Default, other than an Event of Default described in Section 9.1(j), Lender may declare all or any part of the unpaid principal of the Note, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                  (b) Upon the occurrence of any Event of Default described in
         Section 9.1(j), the entire unpaid principal balance of the Term Loan, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                  (c) Upon the occurrence of any Event of Default, Lender, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to protect, exercise and enforce its rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

                  (d) The order and manner in which Lender's rights and remedies are to be exercised shall be determined by Lender in its sole discretion, and all payments received by Lender shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by Lender) of Lender, and thereafter to the other Obligations. For the purpose of computing Borrower's Obligations hereunder and under the Note, payments shall be applied first, to the costs and expenses of Lender, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application and third, to the payment of all other amounts (including principal and fees) then owing to Lender under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Lender hereunder or thereunder or at Law or in equity.

                                   ARTICLE 10
                             [INTENTIONALLY OMITTED]
                             -----------------------

                                   ARTICLE 11
                                  MISCELLANEOUS
                                  -------------

         11.1 CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, privileges and remedies of Lender provided herein or in the Note or any other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy.

         11.2 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by Lender, and then only in the specific instance and for the specific purpose given.

         11.3 COSTS, EXPENSES AND TAXES. Borrower shall pay within five (5) Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof. Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of Lender in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably allocated costs of legal counsel employed by Lender), independent public accountants and other outside experts retained by Lender, whether or not such costs and expenses are incurred or suffered by Lender in connection with or during the course of any bankruptcy or insolvency proceedings of any of Borrower or any Subsidiary thereof. Borrower shall pay any and all documentary and other taxes, excluding (i) taxes imposed on or measured in whole or in part by Lender's overall net income imposed on it by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" or (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in 11.11 Lender from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to Lender under this Section 11.3 shall bear interest from the fifth Banking Day following the date of demand for payment at the Default Rate.

         11.4 Intentionally Omitted.

         11.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Note, and have been or will be relied upon by Lender, notwithstanding any investigation made by Lender.

         11.6 NOTICES. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature page of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

         11.7 EXECUTION OF LOAN DOCUMENTS. Unless Lender otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

         11.8 BINDING EFFECT; ASSIGNMENT.

                  (a) This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, Lender, and their respective successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of Lender. Lender represents that it is not acquiring the Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Notes must be within the control of Lender). Lender may at any time pledge the Notes or any other instrument evidencing its rights under this Agreement to a Federal Reserve Bank, but no such pledge shall release Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of Lender hereunder absent foreclosure of such pledge.

                  (b) Lender may from time to time grant participations to one or more banks or other financial institutions in a portion of the Term Loan; provided, however, that (i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 3.5, 3.7, 11.11 and 11.22, but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such participant absent the participation, (iv) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement, and (v) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date (other than in accordance with Section 2.2 above) or any other date upon which any payment of money is due to Lender, (B) reduce the rate of interest on the Note, any fee or any other monetary amount payable to Lender,
         (C) release any material Subsidiary Guaranty, or (D) release any material Collateral from the Lien of the Collateral Documents, except if such release of material Collateral occurs in connection with a Disposition permitted under Section 6.2, in which case such release shall not require the consent of either Lender or any holder of a participation interest in the Loans.

         11.9 RIGHT OF SETOFF. If an Event of Default has occurred and is continuing, Lender may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

         11.10 INTENTIONALLY OMITTED.

         11.11 INDEMNITY BY BORROWER. Borrower agrees to indemnify, save and hold harmless Lender and its directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in
Section 3.10(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of its officers, directors or stockholders relating to the Term Loan or the use or contemplated use of proceeds of the Term Loan; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, reasonable costs or expenses (including reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section 11.11 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each affected Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by Lender or a combination of the foregoing). Any obligation or liability of Borrower to any Indemnitee under this Section 11.11 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to Lender.

         11.12 NONLIABILITY OF LENDER. Borrower acknowledges and agrees that:

                  (a) Inspections of any Property of Borrower made by or through Lender are for the purpose of administration of the Loans only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

                  (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender;


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

                  (c) The relationship between Borrower and Lenders is, and shall at all times remain, solely that of borrower and lender; Lender shall not under any circumstance be construed to be a partner or joint venturer of Borrower or its Affiliates; Lender shall not under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; Lender does not undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any other Person is entitled to rely thereon; and

                  (d) Lender shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds Lender harmless on the terms set forth in
         Section 11.11 from any such loss, damage, liability or claim.

         11.13 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Lender in connection with the Term Loan, and is made for the sole benefit of Borrower, and Lender, and the Lender's successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

         11.14 CONFIDENTIALITY. Lender agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to Affiliates of Lender; (b) to legal counsel and accountants for Borrower or any Lender; (c) to other professional advisors to Borrower or Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this
Section 11.14; (d) to regulatory officials having jurisdiction over Lender; (e) as required by Law or legal process, provided that Lender agrees to notify Borrower of any such disclosures unless prohibited by applicable Laws, or in connection with any legal proceeding to which Lender and Borrower are adverse parties; and (f) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of Lender's interests hereunder or a participation interest in the Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14. For the purpose of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, Lender, and
(iii) information previously disclosed by Borrower to any Person not associated with Borrower which does not owe a professional duty of confidentiality to Borrower or which has not executed an appropriate confidentiality agreement with Borrower. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of Lender to Borrower.

         11.15 FURTHER ASSURANCES. Borrower shall, at its expense and without expense to Lender take, execute and deliver such further acts and documents as Lender from time to time reasonably requires for the assuring and confirming unto Lender of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document. 11.16 Integration. This Agreement the other Loan Documents comprise the complete and integrated agreement of the parties on the subject matter hereof and supersede all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         11.17 GOVERNING LAW; JURISDICTION AND VENUE. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the Laws of California applicable to contracts made and performed in California. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN A CALIFORNIA STATE COURT IN LOS ANGELES OR SAN DIEGO OR THE U.S. DISTRICT COURT (CENTRAL OR SOUTHERN DISTRICT OF CALIFORNIA). THE PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND THE PARTIES HEREBY WAIVE ANY OBJECTION THEY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, THE PARTIES HEREBY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.17.

         11.18 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         11.19 HEADINGS. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

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

         11.20 TIME OF THE ESSENCE. Time is of the essence of the Loan
Documents.

         11.21 INTENTIONALLY OMITTED.

         11.22 HAZARDOUS MATERIAL INDEMNITY. Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to Lender and its directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all reasonable costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by Lender. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section shall be unlimited corporate obligations of Borrower and shall not be secured by any Lien on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this
Section 11.22 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to Lender.

         11.23 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         11.24 PURPORTED ORAL AMENDMENTS. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF LENDER THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

         11.25 GENERAL RELEASE. Borrower hereby releases, discharges and acquits Lender and its past and present agents, servants, employees, representatives, successors and assigns from any and all debts, claims, demands, liabilities, obligations, cause or causes of action, known or unknown, against them which Borrower now owns or holds, or has at any time heretofore owned or held, by reason of any action, matter, cause or thing whatsoever done prior to the date of this Agreement, including, specifically, but not exclusively and without limitation, any and all claims, demands, rights and causes of action whatsoever arising out of, or which could be alleged to arise out of the Original Loan Agreement or any of the other Loan Documents (as defined in the Original Loan Agreement).

         It is the intention of Borrower in executing this Agreement that this document shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified, and in furtherance of this intention, Borrower hereby waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor."

         Borrower hereby acknowledges that it may hereafter discover facts different from, or in addition to, those now known or believed to be true with respect to such claims, demands, or causes of action, and agrees that this Agreement shall be, and remain, effective in all respects notwithstanding any such differences or additional facts.

         11.26 RELEASE OF COLLATERAL. Subject to Borrower's satisfaction of each of the conditions precedent set forth in Section 8.3, Lender agrees that it shall release its collateral interest in Divergent, the IBIS Note and the Integrity Shares upon the closing of the Softline Transaction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            BORROWER:

                                            SVI SOLUTIONS, INC.

                                            By: /s/ Kevin O'Neill
                                                --------------------------------
                                                Kevin O'Neill
                                                Chief Financial Officer

                                            Address:

                                            SVI Solutions, Inc.
                                            12707 High Bluff Drive
                                            Suite 335
                                            San Diego, California 92130

                                            Attn: Chief Financial Officer

                                            Telecopier:       (858) 481-9756
                                            Telephone:        (858) 481-4404

                                            LENDER:

                                            UNION BANK OF CALIFORNIA, N.A.,

                                            By: /s/ Joel Steiner
                                               ---------------------------------
                                            Joel Steiner
                                            Vice President

                                            By:
                                                --------------------------------

                                            Vice President

                                            Address:

                                            Union Bank of California, N.A.
                                            Special Assets Department
                                            445 South Figueroa Street, 4th Floor
                                            Los Angeles, California 90071

                                            Attn: Joel Steiner, Vice President

                                            Telecopier:  (213) 236-5087
                                            Telephone:   (213) 236-6565



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